                           Computer Integration Corp.
                                 and Subsidiary


Exhibit 11 - Statement Re: Computation of Per-Share Earnings


                                                                                  Three months ended
                                                                                     December 31
                                                                               1996               1995
                                                                            -----------------------------
Primary:
   Average shares outstanding                                                6,954,299          6,915,000
   Net effect of dilutive stock options and warrants--based
     on the treasury stock method using average market
     price of $1.87 per share in 1995                                                -            235,107
                                                                            -----------------------------
Total                                                                        6,954,299          7,150,107
                                                                            =============================

Net income (loss) applicable to common stock                                $ (234,543)        $  672,813
                                                                            =============================


Per-share amount, net income (loss) applicable to common stock              $     (.03)        $      .09
                                                                            =============================

Fully diluted:
   Average shares outstanding                                                6,954,299          6,915,000
   Net effect of dilutive stock options and warrants--based on the treasury stock method using the period end market
     price, if higher than average market price                                      -            235,107
   Assumed conversion of 9% Series D and Series E cumulative,
     convertible, redeemable preferred stock                                         -          1,270,000
                                                                            -----------------------------
Total                                                                        6,954,299          8,420,107
                                                                            =============================

Net income (loss) applicable to common stock                                $ (234,543)        $  672,813
Add required dividends on Series D and Series E cumulative,
   convertible, redeemable preferred stock                                           -             55,010
                                                                            -----------------------------
Total                                                                       $ (234,543)        $  727,823
                                                                            =============================

Per share amount, net income (loss) applicable to
   common stock                                                             $     (.03)        $      .09
                                                                            =============================


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
                           Computer Integration Corp.
                                 and Subsidiary


Exhibit 11 -- Statement Re: Computation of Per-Share Earnings (continued)



                                                                           Six months ended
                                                                              December 31
                                                                          1996            1995
                                                                        -------------------------
Primary:
  Average shares outstanding                                             6,951,246       6,915,000
  Net effect of dilutive stock options and warrants--based on the treasury stock method using average market price of
    $1.64 and $1.87 per share in 1996 and 1995, respectively               200,780         235,107
                                                                        --------------------------
Total                                                                    7,152,026       7,150,107
                                                                        ==========================

Net income applicable to common stock                                   $  317,968      $1,956,988
                                                                        ==========================

Per-share amount, net income applicable to common stock                 $      .04      $      .27
                                                                        ==========================
Fully diluted:
  Average shares outstanding                                             6,951,246       6,915,000
  Net effect of dilutive stock options and warrants--based on the treasury stock method using the period end market
    price, if higher than average market price                             200,780         235,107
  Assumed conversion of 9% Series D and Series E
    cumulative, convertible, redeemable preferred stock                  1,270,000       1,270,000
                                                                        --------------------------
Total                                                                    8,422,026       8,420,107
                                                                        ==========================
Net income applicable to common stock                                   $  317,698      $1,956,988
Add required dividends on Series D and Series E cumulative,
  convertible, redeemable preferred stock                                  110,022         110,020
                                                                        --------------------------
Total                                                                   $  427,720      $2,067,008
                                                                        ==========================
Per share amount, net income applicable to common stock                 $      .05      $      .25
                                                                        ==========================



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